TYSON FOODS REPORTS SECOND QUARTER 2023 RESULTS
Strong branded food performance and continued focus on growth strategy
Springdale, Arkansas – May 8, 2023 – Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies and a recognized leader in protein with leading brands including Tyson, Jimmy Dean, Hillshire Farm, Ball Park, Wright, Aidells, ibp and State Fair, today reported the following results:

(in millions, except per share data)	Second Quarter		Six Months Ended
	2023	2022	2023	2022
Sales	$13,133	$13,117	$26,393	$26,050

Operating Income (Loss)	$(49)	$1,156	$418	$2,611
Adjusted[1] Operating Income (non-GAAP)	$65	$1,161	$518	$2,593

Net Income (Loss) Per Share Attributable to Tyson	$(0.28)	$2.28	$0.61	$5.35
Adjusted[1] Net Income (Loss) Per Share Attributable to Tyson (non-GAAP)	$(0.04)	$2.29	$0.82	$5.16
1 The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this table and throughout this earnings release, adjusted operating income (loss) and adjusted net income (loss) per share attributable to Tyson (Adjusted EPS) are non-GAAP financial measures. Refer to the end of this release for an explanation and reconciliation of these and other non-GAAP financial measures used in this release to comparable GAAP measures.
First Six Months Highlights
•Sales of $26,393 million, up 1.3% from prior year
•GAAP operating income of $418 million, down 84% from prior year; Adjusted operating income of $518 million, down 80% from prior year
•GAAP EPS of $0.61, down 89% from prior year; Adjusted EPS of $0.82, down 84% from prior year
•Total Company GAAP operating margin of 1.6%; Adjusted operating margin (non-GAAP) of 2.0%
•Repurchased 5.1 million shares for $332 million
Second Quarter Highlights
•Sales of $13,133 million flat from prior year
•GAAP operating loss of $49 million, down 104% from prior year; Adjusted operating income of $65 million, down 94% from prior year
•GAAP EPS of ($0.28), down 112% from prior year; Adjusted EPS of ($0.04), down 102% from prior year
•Total Company GAAP operating margin of (0.4%); Adjusted operating margin (non-GAAP) of 0.5%
•Liquidity of $2.2 billion at April 1, 2023; On May 3, 2023, entered into $1.75 billion of new term loan facilities.
"While the current protein market is challenging, we have a strong growth strategy in place and are bullish on our long-term outlook,” said Donnie King, president and CEO of Tyson Foods. “We saw strong performance in our branded foods business and continue to be laser-focused on meeting customer needs and planning the future with them.”
“Through our growth strategy, focus on margin improvement, and proven leadership team, I am confident in our ability to capture the opportunities in front of us and create long-term value for customers, team members, and shareholders.”

SEGMENT RESULTS (in millions)

Sales
(for the second quarter and six months ended April 1, 2023, and April 2, 2022)
	Second Quarter				Six Months Ended
			Volume	Avg. Price			Volume	Avg. Price
	2023	2022	Change	Change	2023	2022	Change	Change
Beef	$4,617	$5,034	(2.9)%	(5.4)%	$9,340	$10,036	—%	(6.9)%
Pork	1,421	1,565	1.1%	(10.3)%	2,950	3,191	(3.2)%	(4.4)%
Chicken	4,430	4,086	6.4%	2.0%	8,693	7,976	4.5%	4.5%
Prepared Foods	2,422	2,393	(0.4)%	1.6%	4,960	4,726	0.4%	4.6%
International/Other	634	565	8.0%	4.2%	1,246	1,115	7.2%	4.5%
Intersegment Sales	(391)	(526)	n/a	n/a	(796)	(994)	n/a	n/a
Total	$13,133	$13,117	3.3%	(3.2)%	$26,393	$26,050	2.1%	(0.8)%

Operating Income (Loss)
(for the second quarter and six months ended April 1, 2023, and April 2, 2022)
	Second Quarter				Six Months Ended
			Operating Margin				Operating Margin
	2023	2022	2023	2022	2023	2022	2023	2022
Beef	$—	$638	—%	12.7%	$166	$1,594	1.8%	15.9%
Pork	(33)	59	(2.3)%	3.8%	(54)	223	(1.8)%	7.0%
Chicken	(258)	198	(5.8)%	4.8%	(189)	338	(2.2)%	4.2%
Prepared Foods	241	263	10.0%	11.0%	499	449	10.1%	9.5%
International/Other	1	(2)	n/a	n/a	(4)	7	n/a	n/a
Total	$(49)	$1,156	(0.4)%	8.8%	$418	$2,611	1.6%	10.0%
ADJUSTED SEGMENT RESULTS (in millions)

Adjusted Operating Income (Loss) (Non-GAAP)[1]
(for the second quarter and six months ended April 1, 2023, and April 2, 2022)
	Second Quarter				Six Months Ended
			Adjusted Operating Margin (Non-GAAP)				Adjusted Operating Margin (Non-GAAP)
	2023	2022	2023	2022	2023	2022	2023	2022
Beef	$8	$638	0.2%	12.7%	$137	$1,594	1.5%	15.9%
Pork	(31)	59	(2.2)%	3.8%	(50)	223	(1.7)%	7.0%
Chicken	(166)	203	(3.7)%	5.0%	(89)	320	(1.0)%	4.0%
Prepared Foods	252	263	10.4%	11.0%	518	449	10.4%	9.5%
International/Other	2	(2)	n/a	n/a	2	7	n/a	n/a
Total	$65	$1,161	0.5%	8.9%	$518	$2,593	2.0%	10.0%

OUTLOOK
For fiscal 2023, the United States Department of Agriculture (USDA) indicates domestic protein production (beef, pork, chicken and turkey) should increase slightly compared to fiscal 2022 levels. The following is a summary of the updated outlook for each of our segments, as well as an outlook for revenues, capital expenditures, net interest expense, liquidity and tax rate for fiscal 2023. Certain of the outlook numbers include adjusted operating margin (a non-GAAP metric) for each segment. The Company is not able to reconcile its full-year fiscal 2023 projected adjusted results to its fiscal 2023 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating margin should not be considered a substitute for operating margin or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.
Beginning in fiscal 2022, we launched a new productivity program, which is designed to drive a better, faster and more agile organization that is supported by a culture of continuous improvement and faster decision making. We targeted an aggregate $1 billion in productivity savings by the end of fiscal 2024 relative to a fiscal 2021 cost baseline. We realized more than $700 million of productivity savings in fiscal 2022, which partially offset the impacts of inflationary market conditions, and we have surpassed our aggregate $1 billion target as of the end of the second quarter of fiscal 2023, more than a year ahead of our plan.
Beef
USDA projects domestic production will decrease approximately 4% in fiscal 2023 as compared to fiscal 2022. We anticipate an adjusted operating margin of (1)% to 1% in fiscal 2023 as margins are expected to decrease.
Pork
USDA projects domestic production will be relatively flat in fiscal 2023 as compared to fiscal 2022. We anticipate adjusted operating margin of (2)% to 0% in fiscal 2023.
Chicken
USDA projects chicken production will increase approximately 3% in fiscal 2023 as compared to fiscal 2022. We anticipate an adjusted operating margin of (1)% to 1% for fiscal 2023.
Prepared Foods
We anticipate an adjusted operating margin of 8% to 10% in fiscal 2023 driven by volume growth, productivity and disciplined revenue management.
International/Other
We anticipate improved results from our foreign operations in fiscal 2023.
Revenue
We expect sales to be $53 billion to $54 billion in fiscal 2023.
Capital Expenditures
We expect capital expenditures of approximately $2.3 billion for fiscal 2023. Capital expenditures include spending for capacity expansion and utilization, automation to alleviate labor challenges and brand and product innovation.
Net Interest Expense
We expect net interest expense to approximate $340 million for fiscal 2023.
Liquidity
We expect total liquidity, which was approximately $2.2 billion at April 1, 2023, to remain above our minimum liquidity target of $1.0 billion. On May 3, 2023 we entered into $1.75 billion of new term loan facilities.
Tax Rate
We currently expect our adjusted effective tax rate to be around 22% for fiscal 2023.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Sales	$13,133	$13,117	$26,393	$26,050
Cost of Sales	12,606	11,382	24,898	22,300
Gross Profit	527	1,735	1,495	3,750

Selling, General and Administrative	576	579	1,077	1,139
Operating Income (Loss)	(49)	1,156	418	2,611
Other (Income) Expense:
Interest income	(7)	(3)	(16)	(6)
Interest expense	89	97	173	197
Other, net	(1)	(25)	(43)	(77)
Total Other (Income) Expense	81	69	114	114
Income (Loss) before Income Taxes	(130)	1,087	304	2,497
Income Tax Expense (Benefit)	(39)	254	75	538
Net Income (Loss)	(91)	833	229	1,959
Less: Net Income Attributable to Noncontrolling Interests	6	4	10	9
Net Income (Loss) Attributable to Tyson	$(97)	$829	$219	$1,950
Weighted Average Shares Outstanding:
Class A Basic	284	291	285	291
Class B Basic	70	70	70	70
Diluted	354	364	356	364
Net Income (Loss) Per Share Attributable to Tyson:
Class A Basic	$(0.28)	$2.34	$0.63	$5.50
Class B Basic	$(0.25)	$2.11	$0.56	$4.95
Diluted	$(0.28)	$2.28	$0.61	$5.35
Dividends Declared Per Share:
Class A	$0.480	$0.460	$0.980	$0.935
Class B	$0.432	$0.414	$0.882	$0.842

Sales Growth	0.1%		1.3%
Margins: (Percent of Sales)
Gross Profit	4.0%	13.2%	5.7%	14.4%
Operating Income (Loss)	-0.4%	8.8%	1.6%	10.0%
Net Income (Loss) Attributable to Tyson	-0.7%	6.3%	0.8%	7.5%
Effective Tax Rate	29.4%	23.4%	24.7%	21.6%

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	April 1, 2023	October 1, 2022
Assets
Current Assets:
Cash and cash equivalents	$543	$1,031
Accounts receivable, net	2,433	2,577
Inventories	5,504	5,514
Other current assets	412	508
Total Current Assets	8,892	9,630
Net Property, Plant and Equipment	9,351	8,685
Goodwill	10,550	10,513
Intangible Assets, net	6,157	6,252
Other Assets	1,846	1,741
Total Assets	$36,796	$36,821

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$1,065	$459
Accounts payable	2,387	2,483
Other current liabilities	1,894	2,371
Total Current Liabilities	5,346	5,313
Long-Term Debt	7,865	7,862
Deferred Income Taxes	2,438	2,458
Other Liabilities	1,589	1,377

Total Tyson Shareholders’ Equity	19,399	19,702
Noncontrolling Interests	159	109
Total Shareholders’ Equity	19,558	19,811

Total Liabilities and Shareholders’ Equity	$36,796	$36,821

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	April 1, 2023	April 2, 2022
Cash Flows From Operating Activities:
Net income	$229	$1,959
Depreciation and amortization	620	595
Deferred income taxes	(29)	98
Other, net	191	27
Net changes in operating assets and liabilities	(242)	(1,455)
Cash Provided by Operating Activities	769	1,224

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(1,097)	(847)
Purchases of marketable securities	(15)	(18)
Proceeds from sale of marketable securities	14	18
Acquisition, net of cash acquired	(39)	—
Acquisition of equity investments	(37)	(96)
Other, net	(2)	58
Cash Used for Investing Activities	(1,176)	(885)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	88	47
Payments on debt	(121)	(1,088)
Proceeds from issuance of commercial paper	4,773	—
Repayments of commercial paper	(4,182)	—
Purchases of Tyson Class A common stock	(332)	(511)
Dividends	(336)	(328)
Stock options exercised	8	113
Other, net	1	—
Cash Used for Financing Activities	(101)	(1,767)
Effect of Exchange Rate Changes on Cash	20	6
Decrease in Cash and Cash Equivalents and Restricted Cash	(488)	(1,422)
Cash and Cash Equivalents and Restricted Cash at Beginning of Year	1,031	2,637
Cash and Cash Equivalents and Restricted Cash at End of Period	543	1,215
Less: Restricted Cash at End of Period	—	64
Cash and Cash Equivalents at End of Period	$543	$1,151

TYSON FOODS, INC.
EBITDA and Adjusted EBITDA Non-GAAP Reconciliations
(In millions)
(Unaudited)

	Six Months Ended		Fiscal Year Ended	Twelve Months Ended
	April 1, 2023	April 2, 2022	October 1, 2022	April 1, 2023

Net income	$229	$1,959	$3,249	$1,519
Less: Interest income	(16)	(6)	(17)	(27)
Add: Interest expense	173	197	365	341
Add: Income tax expense	75	538	900	437
Add: Depreciation	500	466	945	979
Add: Amortization [2]	115	124	246	237
EBITDA	$1,076	$3,278	$5,688	$3,486

Adjustments to EBITDA:
Less: Production facilities fire insurance proceeds, net of costs [3]	$(35)	$(40)	$(114)	$(109)
Add: Restructuring and related charges	43	—	66	109
Add: Plant closures	92	—	—	92
Less: Depreciation included in EBITDA adjustments [4]	(19)	—	—	(19)
Total Adjusted EBITDA	$1,157	$3,238	$5,640	$3,559

Total gross debt			$8,321	$8,930
Less: Cash and cash equivalents			(1,031)	(543)
Less: Short-term investments			(1)	(7)
Total net debt			$7,289	$8,380

Ratio Calculations:
Gross debt/EBITDA			1.5x	2.6x
Net debt/EBITDA			1.3x	2.4x

Gross debt/Adjusted EBITDA			1.5x	2.5x
Net debt/Adjusted EBITDA			1.3x	2.4x
2 Excludes the amortization of debt issuance and debt discount expense of $5 million for the six months ended April 1, 2023 and April 2, 2022, and $11 million for the fiscal year ended October 1, 2022 and the twelve months ended April 1, 2023 as it is included in interest expense.
3 Relates to fires at production facilities in Chicken in the fourth quarter of fiscal 2021 and Beef in the fourth quarter of fiscal 2019. Amount includes insurance proceeds, net of costs incurred, of $35 million recognized in Cost of Sales in the first six months of fiscal 2023, $62 million net proceeds recognized in Cost of Sales and $52 million net proceeds recognized in Other, net for fiscal 2022, $5 million of costs incurred, net of proceeds recognized in Cost of Sales in the second quarter of fiscal 2022 and $18 million recognized in Cost of Sales and $22 million net proceeds recognized in Other, net for the first six months ended April 2, 2022.
4 Removal of accelerated depreciation of $10 million related to restructuring and related charges and $9 million related to the plant closures for the six months ended April 1, 2023 as it is already included in depreciation expense.
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business. Adjusted EBITDA is a tool intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis.
We believe the presentation of these financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies; however, the measurements of EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) may not be comparable to those of other companies, which may limit their usefulness as comparative measures. EBITDA (and Adjusted EBITDA) and net debt to EBITDA (and to Adjusted EBITDA) are not measures required by or calculated in accordance with GAAP and should not be considered as substitutes for net income or any other measure of financial performance reported in accordance with GAAP or as a measure of operating cash flow or liquidity. EBITDA (and Adjusted EBITDA) is a useful tool for assessing, but is not a reliable indicator of, our ability to generate cash to service our debt obligations because certain of the items added to net income to determine EBITDA (and Adjusted EBITDA) involve outlays of cash. As a result, actual cash available to service our debt obligations will be different from EBITDA (and Adjusted EBITDA). Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.

TYSON FOODS, INC.
Adjusted EPS Non-GAAP Reconciliation
(In millions, except per share data)
(Unaudited)

	Second Quarter				Six Months Ended
	Pretax Impact		EPS Impact		Pretax Impact		EPS Impact
	2023	2022	2023	2022	2023	2022	2023	2022

Reported net income (loss) per share attributable to Tyson (GAAP EPS)			$(0.28)	$2.28			$0.61	$5.35

Add (Less): Production facilities fire insurance proceeds, net of costs [3]	$—	$5	—	0.01	$(35)	$(40)	(0.07)	(0.09)

Add: Restructuring and related charges	$22	$—	0.05	—	$43	$—	0.09	—

Add: Plant closures	$92	$—	0.19	—	$92	$—	0.19	—

Less: Remeasurement of net deferred tax liabilities at lower enacted state tax rates	$—	$—	—	—	$—	$—	—	(0.10)

Adjusted net income (loss) per share attributable to Tyson (Adjusted EPS)			$(0.04)	$2.29			$0.82	$5.16
Adjusted net income (loss) per share attributable to Tyson (Adjusted EPS) is presented as a supplementary measure of our financial performance that is not required by, or presented in accordance with, GAAP. We use Adjusted EPS as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe Adjusted EPS is meaningful to our investors to enhance their understanding of our financial performance and is frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS. Further, we believe that Adjusted EPS is a useful measure because it improves comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income (loss) per share attributable to Tyson or any other measure of financial performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of Adjusted EPS may not be comparable to similarly titled measures reported by other companies.

TYSON FOODS, INC.
Adjusted Operating Income (Loss) Non-GAAP Reconciliations
(In millions)
(Unaudited)

Adjusted Operating Income (Loss)
(for the second quarter ended April 1, 2023)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$—	$(33)	$(258)	$241	$1	$(49)
Add: Restructuring and related charges	8	2	—	11	1	22
Add: Plant closures	—	—	92	—	—	92
Adjusted operating income (loss)	$8	$(31)	$(166)	$252	$2	$65

Adjusted Operating Income (Loss)
(for the second quarter ended April 2, 2022)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$638	$59	$198	$263	$(2)	$1,156
Add: Production facilities fire costs, net of insurance proceeds [3]	—	—	5	—	—	5
Adjusted operating income (loss)	$638	$59	$203	$263	$(2)	$1,161

Adjusted Operating Income (Loss)
(for the six months ended April 1, 2023)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$166	$(54)	$(189)	$499	$(4)	$418
(Less)/Add: Production facilities fire insurance proceeds, net of costs [3]	(42)	—	7	—	—	(35)
Add: Restructuring and related charges	13	4	1	19	6	43
Add: Plant closures	—	—	92	—	—	92
Adjusted operating income (loss)	$137	$(50)	$(89)	$518	$2	$518

Adjusted Operating Income
(for the six months ended April 2, 2022)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income	$1,594	$223	$338	$449	$7	$2,611
Less: Production facilities fire insurance proceeds, net of costs [3]	—	—	(18)	—	—	(18)
Adjusted operating income	$1,594	$223	$320	$449	$7	$2,593
Adjusted operating income (loss) is presented as a supplementary measure of our operating performance that is not required by, or presented in accordance with, GAAP. We use adjusted operating income (loss) as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe adjusted operating income (loss) is meaningful to our investors to enhance their understanding of our operating performance and is frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report adjusted operating income (loss). Further, we believe that adjusted operating income (loss) is a useful measure because it improves comparability of results of operations from period to period. Adjusted operating income (loss) should not be considered as a substitute for operating income (loss) or any other measure of operating performance reported in accordance with GAAP. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of adjusted operating income (loss) may not be comparable to similarly titled measures reported by other companies.

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is one of the world’s largest food companies and a recognized leader in protein. Founded in 1935 by John W. Tyson and grown under four generations of family leadership, the Company has a broad portfolio of products and brands like Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, Aidells®, ibp® and State Fair®. Headquartered in Springdale, Arkansas, the Company had approximately 142,000 team members on October 1, 2022. Through its Core Values, Tyson Foods strives to operate with integrity, create value for its shareholders, customers, communities and team members and serve as a steward of the animals, land and environment entrusted to it. Visit www.tysonfoods.com.
Conference Call Information and Other Selected Data
A conference call to discuss the Company's financial results will be held at 9 a.m. Eastern Monday, May 8, 2023. A link for the webcast of the conference call is available on the Tyson Investor Relations website at http://ir.tyson.com. The webcast also can be accessed by the following direct link: https://events.q4inc.com/attendee/913941642. For those who cannot participate at the scheduled time, a replay of the live webcast and the accompanying slides will be available at http://ir.tyson.com. A telephone replay will also be available until Wednesday, June 7, 2023, toll free at 1-877-344-7529, international toll 1-412-317-0088 or Canada toll free 855-669-9658. The replay access code is 6317964. Financial information, such as this news release, as well as other supplemental data, can be accessed from the Company's web site at http://ir.tyson.com.
Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2023, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the COVID-19 pandemic and associated responses thereto have had an adverse impact on our business and operations, and the extent that the COVID-19 pandemic continues to impact us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the COVID-19 related impacts on the market, including production delays, labor shortages and increases in costs and inflation; (ii) the effectiveness of our financial excellence programs; (iii) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iv) cyberattacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock, including as a result of our plan to relocate certain corporate team members to our world headquarters in Springdale, Arkansas; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) the effect of climate change and any legal or regulatory response thereto; (xvii) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including those included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

Media Contact: Derek Burleson, 479-290-6466 Investor Contact: Sean Cornett, 479-466-0401	Source: Tyson Foods, Inc. Category: IR, Newsroom